EXHIBIT 99.1

                                MICROISLET, INC.
                          (A Development Stage Company)
                              Financial Statements
                     Years Ended December 31, 2001 and 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
MICROISLET, INC.
San Diego, California

         We have audited the accompanying balance sheets of MicroIslet, Inc. (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000 and for the period from August 21, 1998 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MicroIslet, Inc. (a development stage company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 and for the period from August 21, 1998 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 12, the financial statements for 2001 have been restated.

/s/ Levitz, Zacks & Ciceric

July 2, 2002
San Diego, California


                                      MICROISLET, INC.
                               (A Development Stage Company)
                                       Balance Sheets
                                 December 31, 2001 and 2000

                                        ...ASSETS...

                                                                  2001
                                                                (Restated)        2000
                                                               ------------   ------------
Current Assets:
  Cash                                                         $   548,781    $   290,201
  Grant receivables                                                  4,972            -0-
  Prepaid expenses                                                  23,908          9,097
                                                               ------------   ------------
        Total current assets                                       577,661        299,298

Equipment, net                                                      61,264         57,352

Deposits and other assets                                           29,172         20,964
                                                               ------------   ------------
        Total assets                                           $   668,097    $   377,614
                                                               ============   ============
                         ...LIABILITIES AND STOCKHOLDERS' EQUITY...
Liabilities:
  Research expenses payable to stockholder                     $   240,000    $       -0-
  Accounts payable and accrued expenses                             66,379         17,564
                                                               ------------   ------------
        Total current liabilities                                  306,379         17,564
                                                               ------------   ------------
Stockholders' Equity:
  Convertible preferred stock - $.001 par value: 10,000,000
    shares authorized; 82,888 shares issued and outstanding;
    aggregate liquidation preference of $186,500                        83             83
  Common stock - $.001 par value: 25,000,000 shares
    authorized; 17,415,575 shares issued and outstanding
    (15,145,548 at December 31, 2000)                               17,416         15,146
  Additional paid-in capital                                     6,276,325      1,382,831
  Deficit accumulated during the development stage              (5,932,106)    (1,038,010)
                                                               ------------   ------------
        Total stockholders' equity                                 361,718        360,050
                                                               ------------   ------------
        Total liabilities and stockholders' equity             $   668,097    $   377,614
                                                               ============   ============

                      SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                            -1-


                                       MICROISLET, INC.
                                 (A Development Stage Company)
                                   Statements of Operations
                            Years Ended December 31, 2001 and 2000
           and Period from August 21, 1998 (Date of Inception) to December 31, 2001


                                                                              August 21, 1998
                                                 Year Ended                    (Inception) to
                                                 December 31,    Year Ended     December 31,
                                                    2001         December 31,       2001
                                                 (Restated)         2000         (Restated)
                                                -------------   -------------   -------------
Expenses:
  Research and development expenses             $  4,093,997    $    577,000    $  4,727,867
  General and administrative expenses                827,871         405,280       1,254,094
                                                -------------   -------------   -------------
        Loss from operations                      (4,921,868)       (982,280)     (5,981,961)
                                                -------------   -------------   -------------

Other income (expense):
  Interest income                                      9,268          16,545          30,851
  Interest expense                                      (161)            -0-            (161)
  Grant income                                        16,846             -0-          16,846
  Other                                                1,819             500           2,319
                                                -------------   -------------   -------------

        Total other income (expense)                  27,772          17,045          49,855
                                                -------------   -------------   -------------
        Net loss                                $ (4,894,096)   $   (965,235)   $ (5,932,106)
                                                =============   =============   =============

Basic and diluted net loss per share            $       (.29)   $       (.06)   $       (.40)
                                                =============   =============   =============

Weighted average number of shares outstanding
  used in calculation                             16,977,840      15,053,600      14,882,113
                                                =============   =============   =============

                        SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                             -2-


                                                          MICROISLET, INC.
                                                    (A Development Stage Company)
                                                 Statements of Stockholders' Equity
                                               Years Ended December 31, 2001 and 2000
                         and Period from August 21, 1998 (Date of Inception) to December 31, 2001 (Restated)
                                                                                                          Deficit
                                                                                                        Accumulated
                                            Preferred Stock         Common Stock          Additional     During the
                                           -----------------  --------------------------    Paid-in     Development
                                             Shares   Amount    Shares        Amount        Capital         Stage          Total
                                           ---------  ------  ------------  ----------   ------------   ------------   ------------
Sale of common stock to founders,
  August 21, 1998                               -0-   $ -0-    12,594,203   $  12,594    $   (12,110)   $       -0-    $       484
Stock issued pursuant to license
   agreement, September 15, 1998                                  344,586         345           (323)                           22
Sale of preferred stock, net May 4, 1999     82,888      83                                  186,417                       186,500
Net loss                                                                                                    (72,775)       (72,775)
                                           ---------  ------  ------------  ----------   ------------   ------------   ------------
Balance, December 31, 1999                   82,888      83    12,938,789      12,939        173,984        (72,775)       114,231

Sale of common stock, net:
    January 20, 2000                                            1,706,679       1,707        498,293                       500,000
    January 24, 2000                                              500,080         500           (468)                           32
Payments received for January
   1, 2001 stock sale                                                                        500,000                       500,000
Stock-based compensation                                                                     211,022                       211,022
Net loss                                                                                                   (965,235)      (965,235)
                                           ---------  ------  ------------  ----------   ------------   ------------   ------------
Balance, December 31, 2000                   82,888      83    15,145,548      15,146      1,382,831     (1,038,010)       360,050

Sale of common stock, net:
    January 1, 2001                                             1,706,679       1,707        498,293                       500,000
    July 2, 2001                                                   52,094          52         99,948                       100,000
    November 2, 2001                                              166,668         166        887,334                       887,500
Stock issued pursuant to license
   agreement, October 16, 2001                                    344,586         345      2,067,173                     2,067,518
Stock-based compensation                                                                   1,340,746                     1,340,746
Net loss                                                                                                 (4,894,096)    (4,894,096)
                                           ---------  ------  ------------  ----------   ------------   ------------   ------------
Balance December 31, 2001                    82,888   $  83    17,415,575   $  17,416    $ 6,276,325    $(5,932,106)   $   361,718
                                           =========  ======  ============  ==========   ============   ============   ============

                                           SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                                 -3-


                                        MICROISLET, INC.
                                 (A Development Stage Company)
                                    Statements of Cash Flows
                             Years Ended December 31, 2001 and 2000
           and Period from August 21, 1998 (Date of Inception) to December 31, 2001

                                                                                 August 21, 1998
                                                    Year Ended                   (Inception) to
                                                    December 31,    Year Ended    December 31,
                                                        2001       December 31,      2001
                                                     (Restated)       2000         (Restated)
                                                    ------------   ------------   ------------
Cash flows from operating activities:
  Net loss                                          $(4,894,096)   $  (965,235)   $(5,932,106)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    In-process R&D acquired for common stock          2,067,518            -0-      2,067,518
    Stock compensation expense                        1,340,746        211,022      1,551,768
    Depreciation and amortization                        16,970         10,142         27,112
    Increase in deposits and other assets                (8,208)        (7,546)       (29,172)
    Increase in grant receivables                        (4,972)           -0-         (4,972)
    Increase in prepaids                                (14,811)        (9,044)       (23,908)
    Increase in accounts payable and accrued
      expenses                                          288,815         17,564        306,379
                                                    ------------   ------------   ------------
        Net cash used in operating activities        (1,208,038)      (743,097)    (2,037,381)
                                                    ------------   ------------   ------------
Cash flows from investing activities:
  Purchases of equipment                                (20,882)       (60,355)       (88,376)
                                                    ------------   ------------   ------------
        Net cash used in investing activities           (20,882)       (60,355)       (88,376)
                                                    ------------   ------------   ------------
Cash flows from financing activities:
  Proceeds from sale of common stock                  1,487,500      1,000,032      2,488,038
  Proceeds from sale of preferred stock                     -0-            -0-        186,500
                                                    ------------   ------------   ------------
        Net cash provided by financing activities     1,487,500      1,000,032      2,674,538
                                                    ------------   ------------   ------------
        Net increase in cash                            258,580        196,580        548,781

Cash at beginning of period                             290,201         93,621            -0-
                                                    ------------   ------------   ------------
Cash at end of period                               $   548,781    $   290,201    $   548,781
                                                    ============   ============   ============
Interest paid                                       $       161    $       -0-    $       161
Income taxes paid                                   $       -0-    $       -0-    $       -0-

Non-cash investing and financing activities:
  In-process R&D acquired for common stock          $ 2,067,518    $       -0-    $ 2,067,518

                        SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                              -4-

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years Ended December 31, 2001 and 2000

Note 1.  THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

         MicroIslet, Inc. was incorporated in Delaware on August 21, 1998. Pursuant to a license agreement with Duke University (Note 3), the Company is engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for patients with insulin-dependent diabetes. The Company has not commenced planned principal operations and is considered to be in the development stage. The Company intends to continue its research and development efforts and, ultimately, to begin market introduction of its products.

         Equipment
         ---------

         Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives, which range from three to five years. Repairs and maintenance are charged to expense as incurred.

         Research and Development
         ------------------------

         Research and development costs are charged to operations when incurred. Research and development expenses in 2001 include $2,067,518 of in-process research and development acquired for common stock.

         Income Taxes
         ------------

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 1. THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

         Segment Reporting
         -----------------

         Operating segments are determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company operates in one segment.

         Stock-based Compensation
         ------------------------

         The cost of stock options and other stock-based compensation granted to employees and directors performing director services is recorded based on the intrinsic value of the compensation on the measurement date which is generally the grant date. The cost of stock-based compensation granted to outside consultants and directors performing advisory services is recorded based on the fair value of the compensation on the date at which the grantee's performance is complete.

         Grant Revenue
         -------------

         The Company recognizes grant revenue as the related research expenses are incurred.

         Estimates
         ---------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements
         -----------------------------

         The Company does not expect the adoption of any issued, but not yet effective, accounting pronouncements to have a material effect, if any, on its financial position or results of operations.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 1. THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

         Concentration of Credit Risk
         ----------------------------

         The Company maintains its cash balances in a financial institution and a money market fund at the same institution. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The money market fund is uninsured.

Note 2.  COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                          2001          2000
                                                       -----------   -----------
         Equipment
         ---------

         Laboratory equipment                          $   21,751    $    7,234
         Computer equipment                                45,152        39,348
         Furniture and fixtures                            22,149        21,590
                                                       -----------   -----------
                                                           89,052        68,172
         Less accumulated depreciation and amortization   (27,788)      (10,820)
                                                       -----------   -----------
                                                       $   61,264    $   57,352
                                                       ===========   ===========

         Accounts Payable and Accrued Expenses
         -------------------------------------

         Accounts payable                              $   24,461    $    7,246
         Accrued payroll and vacation                      41,918        10,318
                                                       -----------   -----------
                                                       $   66,379    $   17,564
                                                       ===========   ===========

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 3.  LICENSE AGREEMENT

         In September 1998, the Company entered into a license agreement with Duke University (Duke). Under the terms of the agreement, the Company has the right to develop and commercialize technology related to therapies for diabetes developed and patented by Duke. The Company issued 344,586 shares of its common stock to Duke upon the execution of the license agreement. The Company issued an additional 344,586 shares to Duke upon issuance of the first patent involving the technology which occurred in October 2001. The Company is obligated to issue an additional 344,586 shares to Duke upon approval of a licensed product. The cost of the license rights is based on the fair value of the Company's stock when earned by Duke and is being expensed as acquired in-process research and development because the technology is in the early development stage and has no foreseeable alternative future uses. Research and development expenses in 2001 include $2,067,518 of in-process research and development acquired for common stock. The Company is obligated to pay Duke a royalty of 5% of all proceeds generated by any future commercial products derived from the licensed technology. The Company also reimburses Duke for research costs related to developing the technology for commercial use. The Company reimbursed Duke $252,793 and $251,395 for research in 2001 and 2000, respectively, including research expenses payable of $240,000 as of December 31, 2001.

Note 4.  OPERATING LEASES

         The Company leases office and laboratory facilities under operating leases expiring through September 30, 2002. Rent expense was $46,155 and $9,827 for the years ended December 31, 2001 and 2000, respectively.

         The following is a schedule of total future minimum lease payments under all noncancellable operating leases:

                Year Ending December 31
                -----------------------

                        2002                               $   117,918
                                                           ============

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 5.  STOCKHOLDERS' EQUITY

         Stock Options
         -------------

         During 2000, the Company adopted a stock option plan for employees, outside consultants and directors. There are 4,000,000 common shares available for grant under the plan. The plan allows for incentive options with exercise prices of at least 100% of the fair market value of the Company's common stock and nonqualified options with exercise prices of at least 85% of the fair market value of the Company's common stock. All options have a ten-year life and generally vest over a three-year period.

         The Company applies APB Opinion 25 in accounting for stock options granted to employees and directors performing director services. Compensation cost is based on the excess of the fair value of the stock over the exercise price on the measurement date which is generally the grant date and is recognized over the vesting period of the options. Compensation cost charged to operations for options granted to employees and directors performing director services was $250,583 in 2001 and $70,587 in 2000.

         The Company applies SFAS 123 and EITF 96-18 in accounting for stock options granted to outside consultants and directors performing advisory services. Compensation cost is recognized over the vesting period based on the fair value of the options at each balance sheet date until the grantee's performance is complete. The fair value for these options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2001: risk free interest rate of 5%; dividend yield of 0%; volatility of 54%; expected life of 10 years; and estimated fair value of the Company's common stock ranging from $0.59 to $6.00. Compensation cost charged to operations for options granted to consultants and directors performing advisory services was $1,090,163 in 2001.

         Pro forma information regarding net income and earnings per share has been determined as if the Company had accounted for its employee and director stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2001 and 2000: risk free interest rate of 5%; dividend yield of 0%; volatility of 54%; expected life of 10 years; and estimated fair value of the Company's common stock ranging from $0.59 to $6.00 per share in 2001 and $0.29 to $0.59 per share in 2000.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 5.  STOCKHOLDERS' EQUITY (continued)

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Adjustments are made for options forfeited prior to vesting. The effects on compensation expense and net income had compensation cost for employee and director stock options been determined based on fair value at the date of grant consistent with the provisions of SFAS 123 are as follows:

                                                      2001
                                                    (Restated)          2000
                                                   -------------   -------------
         Net loss, as reported                     $ (4,894,096)   $   (965,235)
         Adjustment to compensation expense
           under SFAS 123                              (143,306)        (42,775)
                                                   -------------   -------------
         Net loss, pro forma                       $ (5,037,402)   $ (1,008,010)
                                                   =============   =============
         Net loss per share, pro forma:
           Basic and diluted                       $       (.30)   $       (.07)
                                                   =============   =============

         The following summary presents the options under the plan granted, exercised, expired, forfeited and outstanding at December 31, 2001 and 2000:

                                                                    Weighted
                                                                    Average
                                                      Number of     Exercise
                                                       Shares         Price
                                                   -------------   -------------
         Outstanding at January 1, 2000                      --    $        .00

         Granted                                      2,203,476    $        .29
         Exercised                                           --              --
         Expired                                             --              --
         Forfeited                                           --              --
                                                   -------------   -------------
         Outstanding at December 31, 2000             2,203,476    $        .29
                                                   =============   =============

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 5.  STOCKHOLDERS' EQUITY (continued)

                                                                     Weighted
                                                                     Average
                                                      Number of      Exercise
                                                       Shares          Price
                                                   -------------   -------------
         Outstanding at December 31, 2000             2,203,476    $        .29

         Granted                                        954,843    $        .39
         Exercised                                           --              --
         Expired                                             --              --
         Forfeited                                           --              --
                                                   -------------   -------------
         Outstanding at December 31, 2001             3,158,319    $        .32
                                                   =============   =============
         Options exercisable at December 31, 2001     1,183,612    $        .30
                                                   =============   =============

         The weighted average fair value of options granted during 2001 and 2000 was $1.16 and $0.47, respectively.

         The following summary presents the exercise prices, number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at December 31, 2001:

                                                                Weighted
                                                                 Average
                                       Number of Shares         Remaining
                                 --------------------------    Contractual
         Exercise Price          Outstanding    Exercisable       Life
         --------------          -----------    -----------       ----

             $0.29                2,830,141      1,134,125        9.00
             $0.59                  328,178         49,487        9.51

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 5.  STOCKHOLDERS' EQUITY (continued)

         Stock Sold Below Fair Value
         ---------------------------

         On January 24, 2000, the Company sold 500,080 shares of its common stock to two outside consultants for $32 in cash. Management determined that the fair value of the Company's common stock on the date of the sale exceeded the sale price. Accordingly, the Company recognized $140,022 of compensation cost based on the excess of the fair value of the shares over the sale price.

         Convertible Preferred Stock
         ---------------------------

         Each share of preferred stock is convertible into 15.6275 shares of common stock. In the event the Company makes an initial public offering of its common stock, the preferred shares will be converted automatically into shares of common stock at the conversion rate effective at the time of the offering. The preferred shares have voting rights and are entitled to noncumulative annual dividends of $0.05 per share if declared by the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Company, holders of preferred stock will be entitled to a liquidation preference of $2.25 per share.

         Stock Splits
         ------------

         Effective November 7, 2000, the Board of Directors authorized a 5-for-1 stock split of the Company's $.001 par value common stock. As a result of the split, 3,876,640 additional shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts have been restated to reflect the stock split.

         Effective October 18, 2001, the Board of Directors authorized a 3.1255-for-1 stock split of the Company's $.001 par value common stock. As a result of the split, 11,843,483 additional shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts have been restated to reflect the stock split.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 6.  EARNINGS PER SHARE

         The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Potential common shares related to convertible preferred stock and stock options were not included in the calculation of diluted earnings per share in 2001 and 2000 because of their anti-dilutive effect.

Note 7.  INCOME TAXES

                                                      2001
                                                    (Restated)         2000
                                                   -------------   -------------
         Deferred tax assets:
           Net operating loss carryforwards        $    965,000    $    345,000
           Acquired in-process R&D                      885,000             -0-
           Stock-based compensation                     665,000          90,000
           Accrued vacation                              18,000           5,000
                                                   -------------   -------------
                                                      2,533,000         440,000
         Deferred tax liabilities:
           State taxes                                 (178,000)        (30,000)
                                                   -------------   -------------
         Net deferred tax asset                       2,355,000         410,000
         Less valuation allowance                    (2,355,000)       (410,000)
                                                   -------------   -------------
                                                   $        -0-    $        -0-
                                                   =============   =============

         The net deferred tax asset has been fully reserved due to uncertainties as to its realizability. The valuation allowance increased by $1,945,000 in 2001 and $380,000 in 2000.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 7.  INCOME TAXES (continued)

         The Company has federal net operating loss carryforwards of approximately $2.2 million at December 31, 2001 available to offset taxable income through 2021 and California net operating loss carryforwards of approximately $2.2 million at December 31, 2001 available to offset taxable income through 2011.

         The provision for income taxes differs from the amount using the statutory federal income tax rate of 34% as follows:

                                                        2001
                                                     (Restated)        2000
                                                   -------------   -------------
         Federal tax benefit at statutory rate     $  1,660,000    $    330,000
         State tax benefit, net                         285,000          50,000
         Increase in valuation allowance             (1,945,000)       (380,000)
                                                   -------------   -------------
         Provision for income taxes                $        -0-    $        -0-
                                                   =============   =============

Note 8.  GRANT AGREEMENT

         The Company has a $200,000 grant from the National Institutes of Health. The funds are paid to the Company as reimbursement of certain research expenses and are to be received through August 2002.

Note 9.  FINANCING AGREEMENT

         In October 2001, the Company entered into a financing agreement with an investment banking company (the investment bankers). Under the terms of the agreement, the investment bankers will endeavor to obtain up to $10 million of financing for the Company through the sale of shares of the Company's common stock. For completed financings, the Company will pay the investment bankers a finder's fee equal to 10% of the financing. The Company will also pay the investment bankers the first $200,000 of any aggregate financings in excess of $6 million.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 9.  FINANCING AGREEMENT (continued)

         The agreement requires that when the investment bankers have produced investors who agree to purchase common stock for at least $4 million, the Company will be acquired by a corporation whose shares trade on the NASD OTC Electronic Bulletin Board (the public shell) in a transaction accounted for as a reverse merger. After the completion of this transaction, the Company will be required to pay the investment bankers an additional $200,000 in cash plus 33,334 shares of the public shell's common stock.

         In November 2001, the Company sold 166,668 shares of its common stock at a price of $6.00 per share in a private placement which raised net proceeds of $887,500. The investment bankers received approximately $100,000 in cash in connection with the stock sale. The stock purchase agreements provide that, if the Company sells shares of its common stock or convertible securities, including options and warrants, to subsequent investors at a price of less than $6.00 per share, the Company will be required to issue additional shares to these original investors in an amount sufficient to make their per share price equivalent to the lowest price paid by the subsequent investors.

Note 10. SUBSEQUENT EVENTS

         In April 2002, the Company sold 504,617 shares of its common stock at a price of $6.00 per share in a private placement which raised net proceeds of approximately $2.4 million. Pursuant to the financing agreement (Note 9), the investment bankers received approximately $500,000 in cash and 33,334 shares of the public shell's common stock in connection with the stock sale.

         On April 24, 2002, the Company and ALD Services, Inc. (ALD), a Nevada Corporation, merged. ALD is a public shell company with no assets or liabilities and a limited operating history. The principal stockholders of ALD are affiliated with the investment banking company with which the Company has a financing agreement (Note 9). Each share of the Company's common stock was converted into one share of ALD common stock and each share of the Company's preferred stock was converted into
         15.6275 shares of ALD common stock. As a result of the merger, the Company's shareholders acquired approximately 85% of ALD's post-closing common shares. The transaction will be accounted for as a reverse merger. Accordingly, the Company will be considered the accounting acquiror and the assets and liabilities of the Company will not be adjusted as a result of the merger. ALD changed its name to MicroIslet, Inc. following the merger.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 10. SUBSEQUENT EVENTS (continued)

         On April 2, 2002, prior to the merger, ALD issued an aggregate of 1,000,000 Class A Warrants and 500,000 Class B Warrants to three persons, including the then beneficial owner of approximately 76.9% of the outstanding common shares, the then president and sole director of ALD, and the brother of the then president and sole director. The warrants were issued as compensation for consulting services.

         Each outstanding Class A Warrant entitles the holder to purchase one share of ALD common stock at a price of $6.00 per share and each outstanding Class B Warrant entitles the holder to purchase one share of ALD common stock at a price of $12.00 per share. Subject to restrictions and limitations contained in the Warrant Agreement, both the Class A and the Class B Warrants will generally be exercisable at any time between August 1, 2002 and July 31, 2007. The Warrant Agreement requires ALD to register the shares underlying the Warrants and to maintain an effective registration statement during such time as the Warrants and underlying shares remain outstanding.

Note 11. PRO FORMA DISCLOSURES (UNAUDITED)

         ALD had no assets or liabilities as of December 31, 2001 and 2000, and immaterial revenue and expenses for the years ended December 31, 2001 and 2000, and for the period from November 10, 1998 (inception) to December 31, 2001. Consequently, pro forma condensed financial information for the Company and ALD combined as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000 and for the period from inception to December 31, 2001 would be substantially the same as that reported in the accompanying financial statements.

                                MICROISLET, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 2001 and 2000

Note 12. RESTATEMENT

         The 2001 financial statements have been restated to correct a misapplication of U.S. generally accepted accounting principles related to accounting for stock options granted to outside consultants and directors performing advisory services. As a result of the restatement, an additional $918,000 of stock compensation expense was recorded for 2001. The additional expense relates to changes in the estimated fair value of the Company's stock between the grant date and December 31, 2001.

         The effects of the restatement on the net loss for 2001 are as follows:

         Net loss:
           Previously reported                                     $ (3,976,096)
           Adjustment to record additional stock compensation
                    expense                                            (918,000)
                                                                   -------------
           Restated                                                $ (4,894,096)
                                                                   =============
         Basic and diluted net loss per share:
           Previously reported                                     $       (.23)
           Adjustment to record additional stock compensation
                    expense                                                (.06)
                                                                   -------------
           Restated                                                $       (.29)
                                                                   =============